Exhibit 24.1

POWER OF ATTORNEY

Amended and Restated Teledyne Technologies Incorporated 2014 Incentive Award Plan—

Form S-8 Registration Statement

The undersigned officers and directors of Teledyne Technologies Incorporated, a Delaware corporation (“Teledyne”), do hereby constitute and appoint Melanie S. Cibik and S. Paul Sassalos, or either of them, our true and lawful attorneys and agents, to execute, file and deliver a Registration Statement on Form S-8 (or other appropriate form) (“Form S-8”) with respect to the Amended and Restated Teledyne Technologies Incorporated 2014 Incentive Award Plan (the “Amended Plan”), which registers up to the sum of (i) 2,500,000 Shares, (ii) the number of shares of Teledyne Common Stock (the “Shares”) which, as of the Effective Date, are available for issuance under the Teledyne Technologies Incorporated 2014 Incentive Award Plan and (iii) any Shares subject to awards outstanding under the Amended and Restated Teledyne Technologies Incorporated 2008 Incentive Award Plan, as amended (the “Prior Plan”) which, on or after the Effective Date, are forfeited or lapse unexercised and which following such date are not issued under the Prior Plan. in our name and on our behalf in our capacities as directors and officers of Teledyne as listed below, and to do any and all acts or things, in our name and on our behalf in our capacities as directors and officers of Teledyne as listed below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable Teledyne to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the Form S-8 (including without limitation executing, filing and delivering any amendments to the Form S-8), and the undersigned do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Witness the due execution hereof as of February 21, 2017.

Chairman, President and Chief Executive
Robert Mehrabian	Officer (Principal Executive Officer) and Director

Senior Vice President and Chief Financial Officer
Susan L. Main	(Principal Financial Officer)

Vice President and Controller
Cynthia Y. Belak	(Principal Accounting Officer)

/s/ Roxanne S. Austin	Director
Roxanne S. Austin

/s/ Charles Crocker	Director
Charles Crocker

/s/ Kenneth C. Dahlberg	Director
Kenneth C. Dahlberg

/s/ Simon M. Lorne	Director
Simon M. Lorne

/s/ Robert A. Malone	Director
Robert A. Malone

/s/ Paul D. Miller	Director
Paul D. Miller

/s/ Jane C. Sherburne	Director
Jane C. Sherburne

/s/ Michael T. Smith	Director
Michael T. Smith

/s/ Wesley W. von Schack	Director
Wesley W. von Schack